UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INVESTMENT GRADE MUNICIPAL INCOME FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
SCOTT FRANZBLAU
ROBERT FERGUSON
MATTHEW S. CROUSE
RICHARD A. RAPPAPORT
WILLIAM J. ROBERTS
GARY G. SCHLARBAUM
ROBERT A. WOOD
WALTER S. BAER
LYNN D. SCHULTZ

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On November 26, 2008, Western Investment LLC (“Western Investment”), together with the other participants named therein, made a definitive filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of six nominees as directors at the 2009 annual meeting of stockholders (the “Annual Meeting”) of Investment Grade Municipal Income Fund, Inc. (the “Fund”).

Item 1: On January 5, 2009, Western Investment issued the following press release:

Glass, Lewis & Co. Recommends Shareholders Support Western Investment LLC Nominee by Voting the GOLD Proxy at the Investment Grade Municipal Income Fund, Inc.
(NYSE: PPM) January 15th Annual Meeting

Monday January 5, 8:00 am ET

SALT LAKE CITY--(BUSINESS WIRE)--Western Investment LLC announced today that Glass, Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, has recommended that shareholders of the Investment Grade Municipal Income Fund, Inc. (NYSE:PPM - News) (the “Fund”) vote on the GOLD Western Investment proxy for the election of Arthur D. Lipson to the PPM Board of Directors at the Fund’s January 15, 2009 Annual Meeting.

In making its recommendation that the Fund’s shareholders vote for Mr. Lipson, Glass Lewis noted that while “reticent to recommend removal of incumbent directors, or in favor of Dissident nominees,” it would do so if “the current board has…failed to undertake an action clearly to the benefit of shareholders.”

They continued, “In this case we find that the Fund’s historical discount to NAV has been substantial, and has recently widened,” and that “(t)he board has not, to our knowledge, disclosed any plans to address this persistent discount.” Noting that the Fund has underperformed its benchmark index over one, five and ten-year periods, Glass Lewis went on to state that “the participation of a Dissident shareholder on the board of directors could be beneficial for shareholders” and that “Based on his relevant skills and experience, we believe that the focused participation of Mr. Lipson would be beneficial for the Fund’s board.”

Commenting on the Glass Lewis recommendation, Arthur Lipson, managing member of Western Investment LLC, said, “We are pleased that Glass Lewis has recognized the continuing negative impact the NAV discount has had on PPM shareholders and the importance of shareholder representation on the Fund’s board. We are gratified by their support.”

Glass, Lewis & Co. is widely recognized as a leading independent proxy advisory firm. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

Contact:

Innisfree M&A Incorporated
Mike Brinn, 212-750-8253